UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2023

CADIZ INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850

Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On January 30, 2023, Cadiz Inc. (the “Company”) entered into a placement agent agreement with B. Riley Securities, Inc. (“BRS”), in its capacity as placement agent, and Northland Securities, Inc. (“Northland”), in its capacity as a “qualified independent underwriter” for purposes of compliance with FINRA Rule 5121, relating to the sale and issuance by the Company of 10,500,000 shares of the Company’s common stock (“Shares”) to certain institutional investors in a registered direct offering (the “Placement Agent Agreement”). Certain of the Company’s stockholders have agreed to purchase Shares in this offering, including the Company’s largest stockholder, a fund represented by Heerema International Group Services S.A. (“Heerema”), which beneficially owns approximately 35.4% of the issued and outstanding shares of the Company’s common stock prior to this offering, and has agreed to purchase 3,675,000 Shares in this offering, and Odey Asset Management (“OAM”) which has agreed to purchase 2,604,167 Shares in this offering. The Shares will be sold at a purchase price of $3.84 per share, for an aggregate purchase price of $40.32 million. The Company is expected to receive net proceeds of approximately $38.5 million after deducting placement agent fees and transaction expenses, including $75,000 of fees for Northland’s services as qualified independent underwriter. The closing of this offering is expected to take place on or about February 2, 2023 subject to the satisfaction of customary closing conditions.

The Company intends to use the net cash proceeds from this offering to repay its debt in the principal amount of $15 million, together with fees and interest required to be paid in connection with such repayment, under the Credit Agreement, dated as of July 2, 2021, among the Company and its wholly-owned subsidiary, Cadiz Real Estate LLC, as borrowers (collectively, the “Borrowers”), B. Riley Commercial Capital, LLC (“B. Riley Commercial”) and the other lenders from time to time party thereto, and BRS, as administrative agent for the lenders (the “BRS Credit Agreement”), for capital expenditures to accelerate development of the Company’s water supply project, working capital and development of additional water resources to meet increased demand on an accelerated timetable. The principal amount outstanding under the BRS Credit Agreement immediately prior to such repayment is $50 million.

The Shares were offered and sold pursuant to a prospectus dated June 25, 2021 and a prospectus supplement dated January 30, 2023 to be filed with the Securities and Exchange Commission (the “SEC”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-257159), which was declared effective by the SEC on June 25, 2021.  A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the common stock in this offering is attached as Exhibit 5.1 hereto.

In connection with this offering, the Company expects to enter into an Amendment No. 2 to Registration Rights Agreement with Heerema (the “Registration Rights Amendment”) at or prior to the closing. The Registration Rights Amendment will amend the Registration Rights Agreement, dated March 23, 2022, as amended on November 14, 2022, between the Company and certain holders of the Company’s securities including Heerema by providing that all the Shares purchased by Heerema in this offering will be deemed “Registerable Securities” under the Registration Rights Agreement. Heerema has agreed to enter into a 90-day lockup agreement with BRS in connection with the offering.

The transactions with Heerema and OAM under this offering have been approved by the Audit and Risk Committee of the Company’s Board of Directors.

The foregoing description of the Purchase Agent Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company has posted an investor presentation dated January 2023 on its website at www.cadizinc.com/presentations/. The investor presentation is provided for purposes of complying with Regulation FD only.  The investor presentation shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

In connection with the closing of the offering of the Shares, the Borrowers expect to enter into an amendment to the BRS Credit Agreement with B. Riley Commercial and BRS, as administrative agent, to amend certain provisions of the BRS Credit Agreement, including the following:

●	The lenders will have a right to convert from time to time up to $15 million of outstanding principal, plus any PIK Interest (as defined below) and any accrued and unpaid interest under the BRS Credit Agreement (the “Convertible Loan”) into shares of the Company’s common stock at a conversion price of $4.80 per share (the “Conversion Price”). The lenders’ right to convert is conditioned upon the Company obtaining stockholder approval of an amendment to its certificate of incorporation to increase the number of authorized shares of the Company at its next annual meeting of stockholders, expected to be held in June 2023 (the “Stockholder Approval”). If the lenders elect to convert the entire aggregate amount of the Convertible Loan, the Company would be required to issue an aggregate amount of 3,125,000 shares of common stock, not including shares issuable upon conversion of any PIK Interest or accrued and unpaid interest on the Convertible Loan. In addition, the Company has agreed to provide the lenders with registration rights for resale of the shares issuable upon conversion of the Convertible Loan.

●	Prior to the maturity of the BRS Credit Agreement, the Company will have the right to require that the lenders convert the outstanding principal amount, plus any PIK Interest and accrued and unpaid interest, of the Convertible Loan if the following conditions are met: (i) the average VWAP of the Company’s common stock on The Nasdaq Stock Market, or such other national securities exchange on which the shares of common stock are listed for trading, over 30 consecutive trading dates exceeds 115% of the then Conversion Price, (ii) a registration statement registering the resale of the shares issuable upon conversion of the Convertible Loan has been declared effective by the Securities and Exchange Commission, (iii) the Stockholder Approval has been obtained, and (iv) there is no event of default under certain provisions of the BRS Credit Agreement.

●	The maturity date of the BRS Credit Agreement will be initially extended from July 2, 2024 to June 30, 2025. Upon obtaining the Stockholder Approval and so long as there is no event of default under certain provisions of the BRS Credit Agreement, the maturity date for the BRS Credit Agreement will automatically be extended to June 30, 2026.

●	The annual interest rate will remain unchanged at 7.00%. Interest on $20 million of the principal amount will continue to be paid in cash. Interest on the $15 million principal amount of the Convertible Loan will be paid in kind on a quarterly basis by adding such amount to the outstanding principal amount of the outstanding Convertible Loan (“PIK Interest”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Greenberg Traurig, LLP
10.1	Placement Agent Agreement, dated as of January 30, 2023, by and among Cadiz Inc., B. Riley Securities, Inc. and Northland Securities, Inc.
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press release dated as of January 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley Speer
Name:	Stanley Speer
Title:	Chief Financial Officer

Date: January 31, 2023

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